AMENDED

SEMTECH CORPORATION
EXECUTIVE BONUS PLAN

ARTICLE I
PURPOSE OF THE PLAN

This Plan is established to provide a further incentive to selected executives to promote the success of Semtech Corporation and its Subsidiaries by providing an opportunity to receive additional compensation based on performance as set forth herein, to link those executives’ compensation opportunities to performance, and to facilitate the Company’s ability to attract, retain and motivate top executive talent.

ARTICLE II
DEFINITIONS

1.
ANNUAL SALARY -- The regular annualized rate of base salary of a Participant in effect at the end of the Plan Year to which the applicable incentive award relates, but excluding any incentive compensation, commissions, over-time payments, option exercise income, the value of restricted stock vesting or vesting or payment of restricted stock units, retroactive payments not affecting the base salary or applicable to the current year, and any other payments of compensation of any kind.

2.	APPROVED BUSINESS PLAN -- The Company’s Annual Business Plan as approved by the Board for the applicable Plan Year.

3.	BOARD -- The Board of Directors of the Company.

4.	COMMITTEE -- The Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

5.	COMPANY -- Semtech Corporation.

6.	EBIT – The Company’s earnings before interest and taxes for the applicable Plan Year on a consolidated basis.

7.
EXECUTIVE -- Any Senior Leadership Team (SLT) member and/or Section 16 Officer, each as determined by the Board or the Committee, who was employed by the Company or one of its Subsidiaries during all or any part of the year; provided, however, that the Company’s Chief Executive Officer shall not be considered an “Executive” for purposes hereof and shall not be eligible to participate in the Plan.

8.	CHIEF EXECUTIVE OFFICER – The Chief Executive Officer of the Company.

9.
NON-GAAP OPERATING INCOME – Operating income of the Company for the applicable Plan Year on a consolidated basis and with such adjustments (i) to take into account or disregard any items or events that the Committee determines in its discretion to be non-recurring or extraordinary or that are not considered reflective of the Company’s core results, and (ii) as the Committee determines to be necessary to best reflect the operating income from ordinary business operations.

10.	PARTICIPANT -- Any Executive selected and approved by the Committee to participate in the Plan in accordance with its terms.

11.	PLAN -- This Semtech Corporation Executive Bonus Plan.

12.	PLAN YEAR -- The Company’s fiscal year.

13.	SECTION 16 OFFICER – An officer who has been determined by the Board to be an officer of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

14.	SUBSIDIARY – Any entity in which the Company owns, directly or indirectly, 50% or more of the voting stock or other equity interests.

ARTICLE III
ELIGIBILITY FOR PARTICIPATION

Participants are those Executives selected by the Committee to participate in the Plan. Participation in the Plan shall require Committee approval. No member of the Committee shall be eligible to participate in the Plan.

ARTICLE IV
BONUS POOL

1.
As early as feasible at the beginning of each Plan Year, the Chief Executive Officer shall recommend to the Committee for its review and approval the fiscal year bonus plan. The fiscal year bonus plan shall establish bonus payout factors and bonus pools based on fiscal year achievement of specified level(s) of Non-GAAP Operating Income. The specified level(s) of Non-GAAP Operating Income for a Plan Year may, in the Committee’s discretion, be based on the Approved Business Plan for the applicable Plan Year and/or may take into account or be based on such other factors as the Committee may consider relevant for the particular Plan Year for this purpose. The proposed bonus pool amounts shall be calculated as the sum of (a) the target bonus awards (calculated in accordance with Exhibit A hereto) for Participants for the Plan Year and (b) an estimate of target awards for positions that may be filled during the Plan Year (new hires who may become Participants on a pro rata basis). Fiscal year performance will determine the final fiscal year bonus pool.

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Semtech Corporation        Executive Bonus Plan

2.
To assist the Committee in making a determination with respect to the Chief Executive Officer’s recommendation, the proposed bonus pool shall also be expressed as a percentage of EBIT. Unless otherwise provided by the Committee, EBIT shall be determined based on the Approved Business Plan for the particular year. At the Committee’s discretion, such EBIT may be computed prior to or after the deduction of incentive compensation payments to be paid under the Plan and may exclude certain extraordinary items.

3.
The Committee shall establish a table for determining the “Organizational Performance Factor” for the Plan Year. The table shall be based on a comparison of Non-GAAP Operating Income for the Plan Year as compared to Non-GAAP Operating Income for the previous Plan Year and shall correlate various percentage improvements in Non-GAAP Operating Income with an Organizational Performance Factor, also expressed as a percentage. The table approved by the Committee for a particular Plan Year is referred to as the “Performance Goals” for that Plan Year.

4.
Incentive compensation payments will be made in accordance with Article V. The Committee may impose such limits, if any, as it may determine to be appropriate on the incentive compensation payments (individually or in the aggregate) made under the Plan for any Plan Year notwithstanding anything in Exhibit A to the contrary. The “bonus pool” referenced in this Plan is for budgetary purposes and may be considered by the Committee, but the actual incentive compensation payments determined by the Committee and made under the Plan for any Plan Year may be more than, equal to, or less than the bonus pool for that Plan Year.

5.
The bonus pool does not represent a segregated fund of assets. Participants have no claim on any particular Company asset or group of Company assets, either before or after incentive compensation payments are determined or authorized for the Plan Year. Any incentive compensation awarded under the Plan will be paid from the general assets of the Company.

ARTICLE V
INCENTIVE COMPENSATION PAYMENTS

1.
CALCULATION AND AUTHORIZATION OF PAYMENTS -- Incentive compensation payments to Participants shall be calculated, under the supervision of the Chief Executive Officer, in accordance with the formula and procedures set forth in Exhibit A hereto, and each Participant's incentive award determined under Exhibit A will be recommended to the Committee for its consideration and final approval. No award is payable under the Plan for any Plan Year unless and until the Committee approves that award.

2.
ORGANIZATIONAL PERFORMANCE FACTOR – After the end of the Plan Year, the Non-GAAP Operating Income for the Plan Year, as determined by the Committee, shall be rated against the Non-GAAP Operating Income for the previous Plan Year, as determined by the Committee, to determine the Organization Performance Factor level for all Participants (pursuant to the Performance Goals established for that Plan Year). Pro rata adjustments will be made for whole percentage increments between the levels stated in the table.

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Semtech Corporation        Executive Bonus Plan

3.
INDIVIDUAL PERFORMANCE FACTORS – A Participant’s Individual Performance Factor shall be based on personal achievement during the Plan Year, as provided in Exhibit A. A Participant’s Individual Performance Factor shall be recommended by the Chief Executive Officer but subject to review, adjustment and final approval by the Committee.

4.	MODIFICATIONS. The Committee may, in its sole discretion, change the method for calculating Plan payments at any time prior to the end of a Plan Year.

5.	METHOD AND TIME OF PAYMENT

A.
The incentive compensation payment authorized for each Participant with respect to each Plan Year shall be paid to such Participant in cash following the close of the Plan Year and within two and one-half months after the close of the Plan Year. The foregoing notwithstanding, the Committee may delay (but not past December 31 of the calendar year in which such Plan Year ends) the payment of awards if it determines in its discretion that circumstances warrant a delay.

B.	All incentive compensation payments shall be made in cash and paid net of any taxes or other amounts required to be withheld.

6.
CLAWBACK POLICY – This Plan, and any awards and payments made under this Plan, are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards under and/or any payments received with respect to this Plan.

7.	RIGHTS OF PARTICIPANTS

A.	Selection of an individual as a Participant for one Plan Year does not mean that the individual will be selected to participate in future Plan Years.

B.
The establishment of a bonus pool is subject to the discretion of the Committee. No Participant shall have any right to require the Committee to establish a bonus pool for any Plan Year. No Participant shall have any vested interest or property right or any share in any amounts that may be established as a bonus pool.

C.
All payments are subject to the discretion of the Committee. No Participant shall have any right to require the Committee to authorize any incentive compensation payments under the Plan. Even though the Participant’s performance may be assessed periodically during the Plan Year and/or the progress of Non-GAAP Operating Income may be tracked, all incentive compensation payments are subject to calculation as set forth in Exhibit A and the discretion of the Committee. The mere existence of periodic assessments or tracking does not give the Participant any basis for claiming any incentive compensation under this Plan on a pro rata basis during the Plan Year or otherwise.

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Semtech Corporation        Executive Bonus Plan

D.
Subject to such exceptions as may be approved by the Committee, a Participant shall have no right to any incentive compensation payment unless he or she is employed by the Company or one of its Subsidiaries on the date such payment is actually made. Nothing in this Plan gives a Participant the right to remain in the employ of the Company or any Subsidiary. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by Participant and the Company (or any Subsidiary that employs the Participant, as the case may be), each Participant is an at will employee whose employment may be terminated by the Participant or by the Company (or Subsidiary that employs the Participant, as the case may be) without liability at any time for any reason.

ARTICLE VI
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the right to construe the Plan, to interpret any provision of the Plan, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation. Any decision made by the Committee under or with respect to the Plan shall be conclusive, final and binding on all parties concerned. The Committee may delegate to the officers or executives of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. For the avoidance of doubt, the Committee may not delegate the duty to approve the bonus pool under Article IV or to authorize awards under Article V. The Plan shall be construed and interpreted to comply with (and avoid any tax, penalty or interest under) Section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE VII
AMENDMENT OR TERMINATION OF PLAN

The Board or the Committee shall have the unilateral right to terminate or amend this Plan at any time with respect to all or some Participants with respect to any unpaid bonus amounts, and to discontinue the establishment of bonus pools.

ARTICLE VIII
EFFECTIVE DATE

This amended and restated version of the Plan shall be effective beginning with the Company’s 2017 fiscal year.

Approved and Adopted by the Compensation Committee: February 21, 2017

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Semtech Corporation        Executive Bonus Plan

EXHIBIT A

CALCULATION OF CASH BONUS INCENTIVE PROGRAM PAYMENTS

A.	AWARD FORMULA

1.
It is expected that Participants will work to achieve the business objectives established for this Plan in a manner consistent with the Company’s Core Values and Code of Conduct and any other applicable Company policies.

2.	A Participant’s Annual Salary multiplied by the applicable “Target Level” for the Participant (as defined in Section B of this Exhibit A) establishes the Participant’s “Target Award”.

3.
Subject to any discretionary adjustments made pursuant to the Plan and to any limitations contained in the Plan, and unless the Committee provides a different allocation for the particular Plan Year, the actual amount to be awarded to a Participant for any Plan Year pursuant to the terms of this Plan shall be calculated by multiplying the Participant’s Target Award by the sum of

a.
50% of the Organizational Performance Factor determined in accordance with the Performance Goals adopted by the Committee for the applicable Plan Year (with pro rata adjustments being made for whole percentage increments between the levels stated in the table); and

b.	50% of the Individual Performance Factor determined for the Participant for that Plan Year.
However, anything in the Plan to the contrary notwithstanding, in no event shall any amount to be awarded to a Participant for a Plan Year pursuant to the terms of the Plan exceed 200% (or such other percentage as the Committee may establish with respect to the applicable Plan Year) of the Participant’s Target Award for that Plan Year.

4.	Awards generally shall be made only to Participants who are in the employ of the Company or one of its Subsidiaries on the date of payment.
However, awards for Participants who terminate employment after the close of the Plan Year but before awards are paid (and pro-rated awards for Participants who terminate employment during a Plan Year) may be considered by the Committee based on the conditions of the case. A payment, if any, to a former executive (the executive’s estate or designated beneficiary in the case of a deceased Participant) shall be made at the time provided in Section 5 of the Plan.

5.	Pro-rated awards may be approved for individuals who become Participants subsequent to the beginning of a Plan Year.

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6.
Recommended awards for Participants whose Target Levels change during the Plan Year will, unless otherwise determined by the Committee, be based on the Target Level in effect when the calculation is made.

7.	The Participant's incentive awards determined under this Exhibit A will be recommended to the Committee for its consideration and approval.

8.
Before the calculated awards are presented to the Committee, the award for any Participant or group of Participants may be adjusted, upward or downward, at the discretion of the Chief Executive Officer. The recommended award for any Participant, or group of Participants, may be adjusted, upward or downward, at the discretion of the Committee. Examples of factors that could lead to an adjustment are subjective criteria such as the Participant’s initiative, leadership, teamwork, judgment, and creativity.

B.	TARGET LEVELS

Target Levels are based on, without limiting any other factors the Committee may consider relevant, the individual’s position and responsibilities in the organization. Target Levels are determined by the Committee. Where a range has been established, the actual Target Level is determined by the Committee will be within the applicable range. The Committee has discretion to modify the range from time to time.

Position	Target Level
Chief Financial Officer	70 - 125%
Chief Operating Officer	70 - 125%
Business Unit and Functional Unit Heads	50 - 125%

C.	INDIVIDUAL PERFORMANCE FACTORS

After the end of each Plan Year, each Participant’s performance will be assessed by the Chief Executive Officer.
Factors relevant in determining a Participant’s Individual Performance Factor may include (1) the Participant’s commitment to, and reinforcement of, the Company’s Core Values and Code of Conduct, (2) , the Participant’s contributions to achieving the Company’s general financial goals and strategic objectives, (3) the Executive’s technical, operational, financial, and managerial achievements in his or her scope of influence, (4) the Executive’s leadership, talent management, customer service, and strategy and execution with respect to new product development or other key projects, and (5) any other factors that the Chief Executive Officer or Committee may consider relevant in the circumstances.

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Following the assessment, the Chief Executive Officer will recommend a Individual Performance Rating for each the Executive. The Individual Performance Factor for any Executive, or group of Executives, may be adjusted, upward or downward, at the discretion of the Committee. A Participant’s Individual Performance Factor for a Plan Year shall be subject to a maximum of 200%.

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